UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 24, 2015 (November 19, 2015)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2015, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (the “Issuer”) completed the annual renewal of its asset-backed conduit financing known as the Series 2010-6 Notes, which provides a portion of the financing for our car rental fleet in the United States. The conduit financing was split into two separate facilities, known as the Series 2010-6 Notes and the Series 2015-3 Notes, with a maximum available amount of $1.8 billion and $825 million, respectively. The Series 2010-6 Notes and the Series 2015-3 Notes are each a two-year facility with a maturity date of November 30, 2017. The Series 2015-3 Notes are issued under the Series 2015-3 Supplement dated November 19, 2015, among the Issuer, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the purchasers and funding agents named therein, and The Bank of New York Mellon Trust Company, N.A. (“BNYMellon”), as Trustee and as Series 2015-3 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, as amended, between the Issuer and BNYMellon, as trustee.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Series 2015-3 Supplement and the Second Amendment to the Second Amended and Restated Series 2010-6 Supplement, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated by reference herein.

Certain purchasers of the Notes, and the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Series 2015-3 Supplement, dated as of November 19, 2015, among Avis Budget Rental Car Funding (AESOP) LLC, the administrator, administrative agent, purchasers and funding agents listed therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2015-3 Agent.

10.2
Second Amendment to the Amended and Restated Series 2010-6 Supplement, dated as of November 19, 2015, among Avis Budget Rental Car Funding (AESOP) LLC, the administrator, administrative agent, purchasers and funding agents listed therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-6 Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: November 24, 2015

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated November 24, 2015 (November 19, 2015)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Series 2015-3 Supplement, dated as of November 19, 2015, among Avis Budget Rental Car Funding (AESOP) LLC, the administrator, administrative agent, purchasers and funding agents listed therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2015-3 Agent.

10.2
Second Amendment to the Amended and Restated Series 2010-6 Supplement, dated as of November 19, 2015, among Avis Budget Rental Car Funding (AESOP) LLC, the administrator, administrative agent, purchasers and funding agents listed therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-6 Agent.